EXHIBIT 99.1

CET Services, Inc.

FOR IMMEDIATE RELEASE:       For More Information, Contact:
April 20, 2007               Dale W. Bleck, CFO
                             (720) 875-3377

                        AMEX NOTIFIES CET SERVICES, INC.
                   OF ITS INTENT TO DELIST CET'S COMMON STOCK

CENTENNIAL, Colo. - April 20, 2007.   CET Services, Inc. (AMEX: "ENV") has
received notice from the American Stock Exchange advising the Company that it intends to file a delisting application with the Securities and Exchange Commission to remove CET's common stock from the exchange, because the Company is not in compliance with the continued listing standards outlined in
Section 1003(a)(ii) of the AMEX Company Guide in that the Company had stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years. According to its letter, following a review of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, the AMEX staff concluded that the Company has not made progress consistent with a plan of compliance submitted in response to a prior notice from AMEX in October 2005, and therefore has not demonstrated an ability to regain compliance with
Section 1003(a)(ii) by May 1, 2007 as required by the AMEX in connection with its acceptance of the plan. In addition, the AMEX staff also stated that the Company has fallen out of compliance with certain additional continued listing standards. In particular, the AMEX staff stated that the Company is not in compliance with Section 1003(a)(iii) in that it has shareholders' equity of less than $6 million and losses from continuing operations and net losses in its five most recent fiscal years.

The AMEX staff also stated that based on its review of the preliminary proxy statement filed in connection with the proposed merger with Zoi interactive Technologies, Inc., CET will not satisfy the AMEX initial listing requirements at the time of closing of the merger and will not be eligible for continued listing on the AMEX. This determination was based on the failure to satisfy requirements relating to the minimum market price per share, minimum market capitalization and minimum assets and revenues.

CET has a limited right to appeal the determination by the AMEX staff. If CET desires to appeal the determination it is required to submit a request for a hearing before a Listing Qualifications Panel with the AMEX by April 26, 2007. The Company has not yet decided whether it will appeal the determination.

CET Services, Inc. is engaged in niche market property development in urban areas with a preference for projects requiring some degree of remediation. The Company is headquartered in Centennial, Colorado.

CET has filed a preliminary proxy statement in connection with the merger agreement with Zoi Interactive Technologies, Inc. Investors and stockholders are urged to read the definitive proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of the definitive proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at www.sec.gov.

CET and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CET in connection with the merger. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the preliminary proxy statement of CET as described above. Additional information regarding the directors and executive officers of CET is also included in CET's Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 9, 2007. This document is available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from CET by contacting Dale Bleck at CET at 720-875-3377 or dbleck@cetenv.com.

Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of the Safe Harbor provisions of the federal security laws. Forward-looking statements involve risks and uncertainties, including, but not limited to, the cyclical nature of residential housing in general, local economic conditions, interest rate volatility, weather related factors, and fluctuations in building material prices and other risks detailed from time to time in the Company's Form 10-KSB and other regularly filed reports.

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